EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
ADM/CHS, LLC	Delaware
Ag States Agency, LLC	Minnesota
Ag States Agency of Montana Inc, a subsidiary of Ag States Agency LLC	Montana
Agronomy Company of Canada, Ltd.	Nova Scotia
Allied Agronomy, LLC	North Dakota
Battle Creek/CHS, LLC	Delaware
Cenex Ag, Inc.	Delaware
CHS Energy Canada, Inc.	Alberta
Cenex Petroleum, Inc.	Minnesota
Cenex Pipeline, LLC	Minnesota
Central Montana Propane, LLC	Montana
CHS do Brasil Ltda.	Brazil
CHS-Browns Valley	Minnesota
CHS-Chinook	Montana
CHS-Clinton/Wilmot	Minnesota
CHS-Connell, Inc.	Washington
CHS-Dickinson	North Dakota
CHS-Drayton	North Dakota
CHS-Garrison	North Dakota
CHS-Grangeville, Inc.	Idaho
CHS-Hoffman	Minnesota
CHS-Kindred	North Dakota
CHS-Lewistown	Montana
CHS-Mitchell	South Dakota
CHS-Moscow	Idaho
CHS-Starbuck	Minnesota
CHS-Wallace	Kansas
Circle Land Management, Inc.	Minnesota
Classic Farms, LLC	South Dakota
Cofina Financial, LLC	Minnesota
Country Hedging, Inc.	Delaware
Dakota Agronomy Partners, LLC	North Dakota
Energy Partners, LLC	Montana
Fin-Ag, Inc.	South Dakota
Front Range Pipeline, LLC	Minnesota
Full Circle, LTD	Minnesota
Genetic Marketing Group, LLC	Washington
Green Bay Terminal Corporation	Wisconsin
Harvest States Cooperatives Europe B.V.	Netherlands
Horizon Milling, LLC	Delaware
Kropf/CHS, LLC	Oregon
Montevideo Grain, LLC	Delaware
Mountain View of Montana, LLC	Delaware
National Cooperative Refinery Association (NCRA)	Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas
Jayhawk Pipeline, LLC, a subsidiary of NCRA	Kansas
Kaw Pipeline, a subsidiary of NCRA	Delaware
McPherson Agricultural Products, LLC, a subsidiary of NCRA	Kansas
Osage Pipeline Co, a subsidiary of NCRA	Delaware
Norick Risk Funding Concepts, LLC	Minnesota
PGG/HSC Feed Company, LLC	Oregon
Prairie Lakes Grain Storage	Minnesota
Red Rock Cooperative Association	South Dakota
Safety Resource Alliance, LLC	Kansas
Sparta Foods, Inc.	Minnesota
St. Paul Maritime Corporation	Minnesota
TEMCO, LLC	Delaware
Tillamook/GTA Feeds, LLC	Oregon
United Country Brands, LLC	Delaware
Agriliance, LLC, a subsidiary of United Country Brands, LLC	Delaware
United Energy, LLC	Delaware
United Harvest, LLC	Delaware
United Processors, LLC	Delaware
Rocky Mountain Milling, LLC, a subsidiary of United Processors, LLC	Delaware
Ventura Foods, LLC	Delaware
Western Prairie Nutrition, LLC	Minnesota
Whitman Terminal Association, LLC	Delaware